Exhibit 99.1

TCP Capital Corp. Announces Certain Preliminary Financial Estimates for the Quarterly Period Ended September 30, 2017

LOS ANGELES—October 30, 2017—TCP Capital Corp. (NASDAQ: TCPC, the “Company”, “we”, “us” or “our”) today announced certain preliminary financial estimates for the quarterly period ended September 30, 2017.

Set forth below is a preliminary estimate of our net asset value per share as of September 30, 2017 and a preliminary estimate of our net investment income per share for the quarterly period ended September 30, 2017. The following estimates are not a comprehensive statement of our financial condition or results for the quarterly period ended September 30, 2017. We advise you that our actual results for the quarterly period ended September 30, 2017 may differ materially from these estimates, which are given only as of the date of this press release, as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in the businesses to which we have made loans, which may arise between now and the time that our financial results for the quarterly period ended September 30, 2017 are finalized. This information is inherently uncertain.

As of the date of this press release, we currently expect that our net investment income per share was between $0.46 and $0.48 for the quarterly period ended September 30, 2017 and our net investment income per share after incentive compensation was between $0.37 and $0.39 for the quarterly period ended September 30, 2017.

As of the date of this press release, we estimate that our net asset value per share as of September 30, 2017 was between $14.91 and $14.93.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 may differ from these estimates, and any such differences may be material. For example, estimated net asset value per share is based on the value of the Company’s total assets, including the Company’s investments (many of which are not publicly traded or whose market prices are not readily available, the fair value of which is determined by the Company’s board of directors in good faith). The fair value of such investments have not yet been determined by the Company’s board of directors and the actual fair value of such investments, when determined by the Company’s board of directors, may be different than the estimates reported herein. In addition, the information presented above does not include all of the information regarding the Company’s financial condition and results of operations as of and for the quarterly period ended September 30, 2017 that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above and should view this information in the context of the Company’s full third quarter results when such results are disclosed by the Company in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017. The information presented above is based on current management expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. The Company assumes no duty to update these preliminary estimates except as required by law.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the Company carefully before investing. This information and other information about the Company are available in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the Company’s prospectus dated May 3, 2017 and its preliminary prospectus supplement dated October 30, 2017 and the Company’s periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

The information contained on the Company's website, www.tcpcapital.com, is not a part of this press release.

SOURCE:

TCP Capital Corp.

CONTACT:

TCP Capital Corp.
 Jessica Ekeberg
310-566-1094
 investor.relations@tcpcapital.com